Exhibit 10.1

Gores Holdings, Inc.

9800 Wilshire Boulevard

Beverly Hills, CA 90212

August 10, 2016

Gores Sponsor LLC

9800 Wilshire Boulevard

Beverly Hills, CA 90212

Ladies and Gentlemen:

This letter agreement (“Letter Agreement”) is entered into by and between Gores Holdings, Inc. (“Gores Holdings”) and Gores Sponsor LLC (the “Sponsor”), as required by that certain Subscription Agreement, dated as of July 5, 2016, by and between Gores Holdings and the Sponsor (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Agreement”). The Sponsor is an “Eligible Subscriber” as defined in Section 5 of the Agreement. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Agreement, unless explicitly noted otherwise.

This Letter Agreement sets forth certain requirements to which Gores Holdings has agreed in order to induce the Sponsor to subscribe for the Acquired Shares pursuant to the Agreement.

1. As contemplated by Section 5.b. of the Agreement, Gores Holdings agrees to: (i) pay the costs and reimburse the expenses of the Sponsor solely as set forth on Annex I hereto, and (ii) the indemnification and contribution arrangements with the Sponsor solely as set forth on Annex II hereto.

2. This Letter Agreement shall terminate upon the earlier to occur of: (i) if the Transaction Agreement is terminated prior to closing thereunder in accordance with its terms, the date of such termination (ii) upon the mutual written agreement of Gores Holdings and the Sponsor to terminate this Letter Agreement or (iii) at such time as the Sponsor no longer holds Registrable Securities; provided, however, that Gores Holdings acknowledges and agrees with the Sponsor that the indemnification and contribution arrangements set forth on Annex II hereto shall survive any such termination.

This Letter Agreement shall be construed in accordance with the Agreement and may be amended or modified only with the express written agreement of the parties hereto. In the event of a conflict between the provisions of this Letter Agreement and the Agreement, the provisions of this Letter Agreement shall control. This Letter Agreement is made pursuant to and shall be governed by the laws of the State of New York, without regard to conflict of law principles. Delivery of an executed counterpart to this Letter Agreement by facsimile or by electronic mail in portable document format (PDF) shall be effective as delivery of a manually executed original counterpart to this Letter Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Letter Agreement shall represent a binding agreement between Gores Holdings and the Sponsor.

Very truly yours,

GORES HOLDINGS, INC.

By:	/s/ Mark Stone
Name:	Mark Stone
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

Accepted as of August 10, 2016

GORES SPONSOR LLC

By: AEG Holdings, LLC, its Managing Member

By:	/s/ Alec Gores
	Name:	Alec Gores
	Title:	Officer

By: Platinum Equity, LLC, its Managing Member

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Chief Financial Officer

[Signature Page to Letter Agreement]

ANNEX I

Fees and Expenses

Except as provided below, all fees and expenses incident to Gores Holdings’ performance of, or compliance with, Section 5 of the Agreement, shall be borne by Gores Holdings, including: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Securities and Exchange Commission and/or the Financial Industry Regulatory Authority (“FINRA”) (including, if applicable, the fees and expenses of any “qualified independent underwriter” as may be required by the rules and regulations of FINRA), (ii) solely in connection with an underwritten offering, all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of one counsel for the underwriters or the Sponsor, not to exceed $25,000 in the aggregate, in connection with “blue sky” qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and, if requested, of printing any preliminary prospectus, any issuer free writing prospectus and any prospectus and any amendments thereto, in each case solely in connection with an underwritten offering), (iv) solely in connection with an underwritten offering, all fees and disbursements of counsel and advisors for Gores Holdings and of all independent certified public accountants of Gores Holdings (including the expenses of any special audit and “comfort” letters required by or incident to such performance), (v) all Securities Act liability insurance if Gores Holdings so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, and (vii) all fees and disbursements of one counsel to the Sponsor in connection with the resale of Registrable Securities solely in connection with underwritten offerings, including with respect to the exercise of Underwritten Rights, regardless of whether any Registration Statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall not be borne by Gores Holdings, but shall be borne by the Sponsor, in proportion to the number of Registrable Securities sold by the Sponsor thereunder. In addition, Gores Holdings will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any person, including special experts, retained by Gores Holdings.

ANNEX II

Indemnification and Contribution

(i) In connection with any registration of any Registrable Securities under the Securities Act pursuant to Section 5 of the Agreement, Gores Holdings shall indemnify and hold harmless the Sponsor, each underwriter, broker or any other person acting on behalf of the Sponsor and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in (I) the Registration Statement, or any preliminary prospectus contained therein, any prospectus related thereto or in any amendment or supplement thereto, (II) any issuer free writing prospectus related thereto or in any amendment or supplement thereto, (III) any permitted “Issuer Information” (as defined in Rule 433) used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter in connection therewith or (IV) any “road show” (as defined in Rule 433) not constituting an issuer free writing prospectus, when considered together with the most recent preliminary prospectus related thereto (collectively, “Road Show Material”), (B) the omission or alleged omission to state in the Registration Statement or any such preliminary prospectus, prospectus, issuer free writing prospectus or in any such amendment or supplement thereto or in any such permitted Issuer Information or Road Show Material, any material fact required to be stated therein or necessary to make the statements therein (in the case of any such preliminary prospectus, issuer free writing prospectus, permitted Issuer Information, Road Show Material or prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by Gores Holdings of the Securities Act or state securities or blue sky laws applicable to Gores Holdings and relating to action or inaction required of Gores Holdings in connection with such registration or qualification under such state securities or blue sky laws, and Gores Holdings shall reimburse the Sponsor, such underwriter, such broker or such other person acting on behalf of the Sponsor and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Gores Holdings shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such preliminary prospectus, prospectus, issuer free writing prospectus or in any such amendment or supplement thereto or in any such permitted Issuer Information or Road Show Material in reliance upon and in conformity with written information furnished to Gores Holdings by the Sponsor or underwriter specifically for use in the preparation thereof.

(ii) In connection with any registration of any Registrable Securities under the Securities Act pursuant to the Agreement, the Sponsor shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph (i)) Gores Holdings, each officer of Gores Holdings who shall sign the Registration Statement, each underwriter, broker or other person acting on behalf of the Sponsor, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other seller of Registrable

Securities under the Registration Statement with respect to any statement or omission from any preliminary prospectus included therein, any prospectus related thereto, any issuer free writing prospectus related thereto or in any amendment or supplement thereto or in any Road Show Material related thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to Gores Holdings or such underwriter by the Sponsor specifically for use in the preparation thereof; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of the Sponsor, to an amount equal to the gross proceeds actually received by it from the sale of Registrable Securities effected pursuant to such registration.

(iii) Indemnification similar to that specified in the foregoing paragraphs (i) and (ii) shall be given by Gores Holdings and the Sponsor (with such modifications as may be appropriate) with respect to any required registration or other qualification of the Sponsor’s Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

(iv) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs (i), (ii) and (iii), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Annex II, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of one counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Annex II.

(v) If the indemnification provided for in this Annex II is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations;

provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of the Sponsor, to an amount equal to the gross proceeds actually received by it from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(vi) The indemnification and contribution provided for under this Letter Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities.